Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-1) of Symetra Financial Corporation filed pursuant to Rule 462 (b) of Regulation C of the Securities Act of 1933, of our reports dated March 6, 2009 included in Amendment No. 6 to the Registration Statement (Form S-1 No. 333-162344) and related Prospectus of Symetra Financial Corporation. We also consent to the reference to our firm under the caption “Experts” in Amendment No. 6 to the Registration Statement.
/s/ Ernst & Young LLP
Seattle, Washington
January 21, 2010